UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2015, Stratus Properties Inc. (“Stratus”) entered into an Agreement Regarding Sale and Purchase (the “Sale and Purchase Agreement”) with Canyon-Johnson Urban Fund II, L.P. (“Canyon-Johnson”), CJUF II Block 21 Member, LLC (“CJUF Member”), Stratus Block 21 Investments, L.P. (“Stratus Investments”), Stratus Block 21 Holdings, Inc. (“Stratus Holdings”) and CJUF II Stratus Block 21 LLC (“Block 21”). Stratus Investments and Stratus Holdings are wholly-owned subsidiaries of Stratus and CJUF Member is a wholly-owned subsidiary of Canyon-Johnson. Pursuant to the Sale and Purchase Agreement, Stratus purchased the approximate 58 percent interest of its joint venture partner, Canyon-Johnson, in Block 21, which owns a 36-story mixed-use development in downtown Austin, Texas, anchored by a W Austin Hotel & Residences, for approximately $62 million. Canyon-Johnson triggered the process on May 12, 2015, requiring Stratus to elect to either sell its interest in Block 21 to Canyon-Johnson for $44.5 million or purchase Canyon-Johnson’s interest in Block 21. On July 6, 2015, Stratus notified Canyon-Johnson of its election to purchase Canyon-Johnson’s interest in Block 21. Block 21 is now a wholly-owned subsidiary of Stratus.

The Sale and Purchase Agreement contains customary representations and warranties, and the parties have agreed to indemnify each other in connection with the breach of such representations and warranties.

In connection with its acquisition of Canyon-Johnson’s interest in Block 21, on September 28, 2015, Stratus, as guarantor, Block 21, as borrower, and Bank of America, N.A. (“Bank of America”), as administrative agent on behalf of the lenders from time to time party thereto, entered into a First Amendment to Loan Documents (the “BoA Loan Amendment”) and an Amended and Restated Promissory Note (together with the BoA Loan Amendment, the “BoA Loan Amendment Documents”). Pursuant to the BoA Loan Amendment Documents, (1) the $100.0 million non-recourse term loan previously made available to Block 21 was increased to $130.0 million, (2) the interest rate was reduced to the LIBOR daily floating rate plus 2.35 percent, (3) the maturity date was extended from September 29, 2016 to September 28, 2020, (4) the debt service coverage ratio to be maintained by Block 21 was decreased from 1.35 to 1.00 to 1.20 to 1.00 and (5) Block 21 was permitted to obtain additional third-party financing, subject to certain conditions. In addition, Canyon-Johnson was released as a guarantor. Accordingly, certain obligations of Block 21, including environmental indemnification and other customary carve-out obligations, are guaranteed by Stratus. All other terms and conditions remain unchanged.

Stratus funded its acquisition of Canyon-Johnson’s interest in Block 21 with (1) approximately $32.3 million of proceeds from its non-recourse term loan with Bank of America, (2) a $20.0 million term loan under Stratus’ credit facility with Comerica Bank and (3) approximately $9.7 million in cash.

The foregoing summary of the Sale and Purchase Agreement and the BoA Loan Amendment Documents does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Sale and Purchase Agreement and the BoA Loan Amendment Documents, which are filed as exhibits hereto and incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Stratus issued a press release dated September 30, 2015, announcing completion of its purchase of Canyon-Johnson's interest in Block 21 and completion of the refinance of the BoA loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed financial statements (the Pro Forma Financial Statements) have been prepared to reflect the purchase of Canyon-Johnson's approximate 58 percent ownership interest in the Block 21 joint venture, which was completed on September 28, 2015. For additional information, see Item 1.01 in this current report on Form 8-K.

The unaudited pro forma condensed balance sheet is presented as if the purchase transaction had occurred on June 30, 2015. The unaudited pro forma condensed statements of income for the year ended December 31, 2014, and the six months ended June 30, 2015, are presented as if the purchase transaction had occurred on January 1, 2014. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the purchase transaction and, with respect to the statements of income only, expected to have a continuing impact on the combined results.

The Pro Forma Financial Statements have been prepared under accounting principles generally accepted in the United States (U.S.). The purchase transaction is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary, and have been made solely for the purpose of providing Pro Forma Financial Statements as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these preliminary estimates and the final accounting may be material.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had the purchase transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Pro Forma Financial Statements; (ii) the audited consolidated financial statements and accompanying notes of Stratus contained in its annual report on Form 10-K for the year ended December 31, 2014; and (iii) the unaudited condensed consolidated financial statements and accompanying notes of Stratus contained its quarterly report on Form 10-Q for the quarterly period ended June 30, 2015.

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AT JUNE 30, 2015
(In Thousands)

		Pro Forma Adjustments
	Historical	Debt Transactions(1)	Purchase(2)	Pro Forma
ASSETS
Cash and cash equivalents	$25,474	$51,936	$(61,989)	$15,421
Restricted cash	6,485			6,485
Land and real estate	355,985			355,985
Deferred tax assets	9,934		7,582	17,516
Other assets	18,826	572		19,398
Total assets	$416,704	$52,508	$(54,407)	$414,805

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$19,484			$19,484
Debt	210,758	$52,508		263,266
Other liabilities and deferred gain	8,729			8,729
Total liabilities	238,971	52,508		291,479

Commitments and contingencies

Total stockholders’ equity	138,204	—	$(14,080)	124,124
Noncontrolling interests in subsidiaries	39,529		(40,327)	(798)
Total equity	177,733	—	(54,407)	123,326
Total liabilities and equity	$416,704	$52,508	$(54,407)	$414,805

NOTES TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

(1)	Debt Transactions Adjustments
Debt transactions adjustments reflect a $32.5 million increase in the BoA Loan (discussed in Item 1.01 of this current report on Form 8-K) and a $20.0 million term loan from Comerica Bank. Also reflects an adjustment to other assets for deferred financing costs of $0.6 million.

(2)	Purchase Adjustments
Purchase adjustments reflect the cash purchase price of $62.0 million, the reduction in Canyon-Johnson's noncontrolling interest in Block 21 of $40.3 million and the resulting adjustments to deferred tax assets of $7.6 million and stockholders' equity of $14.1 million.

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME (Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months Ended June 30, 2015
		Pro Forma
	Historical	Adjustments(1)		Pro Forma
Revenues	$40,211			$40,211
Total costs and expenses	38,060			38,060
Operating income	2,151			2,151
Interest expense, net	(1,881)	$(478)	A	(2,359)
Loss on interest rate cap agreement	(68)			(68)
Other income, net	289			289
Income before income taxes and equity in unconsolidated affiliates' income	491	(478)		13
Equity in unconsolidated affiliates' loss	(118)			(118)
Provision for income taxes	(47)	(504)	B	(551)
Income (loss) from continuing operations	326	(982)		(656)
Income from discontinued operations, net of taxes	3,218			3,218
Net income	3,544	(982)		2,562
Net income attributable to noncontrolling interests in subsidiaries	(1,921)	1,919	C	(2)
Net income attributable to common stock	$1,623	$937		$2,560

Basic and diluted net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.20)			$(0.08)
Discontinued operations	0.40			0.40
Basic and diluted net income per share attributable to common stockholders	$0.20			$0.32

Weighted-average shares of common stock outstanding:
Basic	8,051			8,051
Diluted	8,081			8,081

	Year Ended December 31, 2014
		Pro Forma
	Historical	Adjustments(1)		Pro Forma
Revenues	$94,111			$94,111
Total costs and expenses	83,747			83,747
Operating income	10,364			10,364
Interest expense, net	(3,751)	$(1,076)	A	(4,827)
Loss on interest rate cap agreement	(272)			(272)
Other income, net	10			10
Income before income taxes and equity in unconsolidated affiliates' income	6,351	(1,076)		5,275
Equity in unconsolidated affiliates' income	1,112			1,112
Benefit from (provision for) income taxes	10,694	(1,247)	B	9,447
Net income	18,157	(2,323)		15,834
Net income attributable to noncontrolling interests in subsidiaries	(4,754)	4,638	C	(116)
Net income attributable to common stock	$13,403	$2,315		$15,718

Net income per share attributable to common stockholders:
Basic	$1.67			$1.96
Diluted	$1.66			$1.95

Weighted-average shares of common stock outstanding:
Basic	8,037			8,037
Diluted	8,078			8,078

NOTE TO THE UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

(1)	Pro Forma Adjustments

A.
Pro forma adjustment for the additional interest expense associated with the $32.5 million increase in the BoA Loan (discussed in Item 1.01 of this current report on Form 8-K) and a $20.0 million term loan from Comerica Bank, net of capitalized interest.

B.
Pro forma adjustment for the incremental federal income tax expense associated with the pro forma adjustments to interest expense and net income attributable to noncontrolling interests in subsidiaries.

C.	Pro forma adjustment for the net income from Block 21 attributable to Canyon-Johnson.

(d) Exhibits.

The Exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: October 1, 2015

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1
Agreement Regarding Sale and Purchase by and between CJUF II Block 21 Member, LLC, Canyon-Johnson Urban Fund II, L.P., Stratus Block 21 Investments, L.P., Stratus Block 21 Holdings, Inc., and Stratus Properties Inc., effective as of September 28, 2015.

10.2
First Amendment to Loan Documents by and among CJUF II Stratus Block 21 LLC, as borrower, Stratus Properties Inc., as guarantor, and Bank of America, N.A., as administrative agent on behalf of the lenders from time to time party thereto, effective as of September 28, 2015.

10.3	Amended and Restated Promissory Note by and among CJUF II Stratus Block 21 LLC, Stratus Properties Inc., and Bank of America, N.A., dated September 28, 2015.
99.1
Press Release dated September 30, 2015, titled “Stratus Properties Inc. Completes Purchase of Canyon-Johnson Urban Fund II, L.P.'s Interest in Block 21 Joint Venture and Refinance of Bank of America Term Loan.”